    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 2000

                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           WESTERN DIGITAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                           95-264-7125
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (949) 932-5000

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           MICHAEL A. CORNELIUS, ESQ.
                           WESTERN DIGITAL CORPORATION
                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (949) 932-5000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              RONALD S. BEARD, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                                  4 PARK PLAZA
                              IRVINE, CA 92614-8557
                                 (949) 451-3800


 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this registration statement becomes effective.


         If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                                   (The Facing Page is continued
                                                          on the following page)


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                    Proposed             Proposed
             Title of Each                      Amount               Maximum             Maximum
          Class of Securities                    to be           Offering Price         Aggregate            Amount of
           to be Registered                  Registered(1)          Per Share         Offering Price      Registration Fee
==========================================================================================================================
Common Stock                                   (2), (3)                (2)                 (2)               see below
--------------------------------------------------------------------------------------------------------------------------
Warrants                                       (2), (4)                (2)                 (2)               see below
==========================================================================================================================
                 Total                      $200,000,000(2)            (2)           $200,000,000(2)          $ 52,800
==========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2) In no event will the aggregate maximum offering price of all securities issued, from time to time, pursuant to this Registration Statement exceed $200,000,000. The proposed maximum offering price per unit will be determined from time to time, by the Registrant or other selling security holders in connection with the issuance by the Registrant or other selling security holders of the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of the Registrant's common stock as may be sold from time to time, by the Registrant or other selling security holders. There is also being registered hereunder an indeterminate number of shares of the Registrant's common stock, as shall be issuable upon exercise of warrants registered hereby. Each share of the Registrant's common stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the Rights Agreement between the Registrant and American Stock Transfer and Trust Company, as Rights Agent, as amended.

(4) Subject to footnote (2), there is being registered hereunder an indeterminate number of warrants representing rights to purchase shares of common stock of the Registrant registered pursuant to this Registration Statement.

================================================================================

[THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHNAGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.]

PROSPECTUS

                  SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2000


                                  $200,000,000

                             [WESTERN DIGITAL LOGO]


                                  COMMON STOCK
                                  AND WARRANTS

         Western Digital Corporation may offer and issue from time to time shares of our common stock or warrants to purchase our common stock. This prospectus provides a general description of the common stock and warrants we or our selling security holders may offer. Each time we or our selling security holders sell securities we will provide specific terms of the issuance in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

         The aggregate initial offering price of all securities sold under this prospectus will not exceed $200,000,000. We may offer for sale and sell the securities in varying amounts and at prices and on terms to be determined at the time of sale. For general information about the distribution of the securities offered, please see "Plan of Distribution " beginning on page 10 of this prospectus. We will receive the proceeds from our sale of securities hereunder, however, we will not receive any of the proceeds from sales of securities by selling stockholders.

         Our common stock is traded on the New York Stock Exchange under the symbol "WDC." On November 1, 2000, the closing price of our common stock was $5 3/4.

         INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" CONTAINED IN OUR SEC FILINGS AND THE APPLICABLE PROSPECTUS SUPPLEMENT.

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------




                THE DATE OF THIS PROSPECTUS IS ___________, 2000

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
Forward-Looking Statements.................................................2
The Company................................................................3
Use of Proceeds............................................................3
Securities Offered.........................................................3
Plan of Distribution.......................................................4
Where You Can Find More Information........................................5
Incorporation Of Certain Documents By Reference............................6
Legal Matters..............................................................7
Experts....................................................................7

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the information incorporated into it by reference contains forward-looking statements within the meaning of the federal securities laws. The statements that are not purely historical should be considered forward-looking statements. Statements concerning current conditions also may be forward-looking if they imply a continuation of current conditions. These forward-looking statements are based on our expectations or beliefs concerning future events, and no assurance can be given that the results described or implied will be achieved. These forward-looking statements appear in a number of places in the prospectus and the information incorporated by reference and can often be identified by the use of statements that include words or phrases such as "estimate," "project," "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will," "continue," "potential," "goal," "target" or other similar words or phrases.

         Forward-looking statements are not guarantees of performance and you should not place undue reliance on these statements. These statements are subject to risks, uncertainties, assumptions and other factors, many of which are outside of our control, that could cause actual results to differ significantly from those in, or implied by, the forward-looking statements, including, among other things:

         o general economic conditions in the countries in which we do business or our products are sold;

         o conditions or trends in or factors affecting the computer, data storage, home entertainment or hard drive industry;

         o  government regulations;

         o  our financial prospects;

         o  our financing plans;

         o litigation and other contingencies potentially affecting our financial position, operating results or liquidity;

         o  trends affecting our financial condition or operating results;

         o our strategies for growth, operations, product development and commercialization; and

         o the risks and other factors that may affect our business and operating results, including those under the caption "Risk Factors" in our reports filed with the SEC and the applicable prospectus supplement.

                                   THE COMPANY

         We design, develop, manufacture and market hard drives featuring leading-edge technology. A hard drive is a storage device found in most computers that stores data on one or more rotating magnetic disks that provide fast access to data that must be readily available to users of computers or other devices. Our hard drives are designed for the desktop personal computer or PC market and for the emerging market for hard drives specially designed for digital audio-visual applications, such as new digital video recording devices, digital cable set-top boxes, satellite television boxes, audio/ visual juke boxes and video game devices. Our hard drive products currently include 3.5-inch form factor hard drives ranging in storage capacity from 7.5 gigabytes ("GB") to
45.0 GB. We sell our products worldwide to computer manufacturers for inclusion in their computer systems or subsystems and to distributors, resellers and retailers. Our products are currently manufactured in Malaysia. In January 2000, we announced our decision to exit the market for hard drives manufactured for enterprise computer systems and closed our Rochester, Minnesota enterprise hard drive design center.

         Our principal executive offices are at 8105 Irvine Center Drive, Irvine, California 92618, and our telephone number is (949) 932-5000.

                                 USE OF PROCEEDS

         We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, or for any other purposes that may be described in an accompanying prospectus supplement. We will not receive any of the proceeds from the sale of securities by selling security holders.

                               SECURITIES OFFERED

         We may use this prospectus to offer common stock and associated preferred stock purchase rights, warrants to purchase common stock or a combination of the two.

         Warrants

         Warrants may be issued independently or together with common stock and may be attached to or separate from these securities. Each warrant or series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement for warrants to purchase common stock will describe:

         o  the title of the warrants;

         o  the price or prices at which the warrants will be issued;

         o if applicable, the number of the warrants issued with each share of common stock;

         o any provisions for adjustment of the number or amount of shares of the common stock receivable upon exercise of the warrants or the exercise price of the warrants;

         o if applicable, the date on and after which such warrants and the related common stock will be separately transferable;

         o if applicable, a discussion of material federal income tax considerations; and

         o any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

         Each warrant will entitle the holder of the warrant to purchase the principal amount of shares of common stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of common stock purchasable upon exercise of the warrants, including the right to vote on the common stock.

                              PLAN OF DISTRIBUTION

         The securities being offered by this prospectus may be sold:

         o  through agents;

         o  to or through underwriters;

         o  through broker-dealers (acting as agent or principal);

         o directly by us to purchasers, through a specific bidding or auction process or otherwise; or

         o  through a combination of any such methods of sale.

         The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or other organized market where the shares may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling security holders, or from the purchasers of the securities. Selling security holders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

         Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

         If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the underwriter or underwriters with respect to a particular underwritten offering of securities and, if an underwriting syndicate is used, the managing underwriter or underwriters will be stated on the cover of the prospectus supplement, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. We will describe any such activities in the prospectus supplement. The prospectus supplement will be used by the underwriters to resell the securities.

         If a dealer is used in the sale of the securities, we, the selling security holder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

         We or the selling security holders may directly solicit offers to purchase the securities and we or they may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

         Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling security holders to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us or the selling security holders to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

         Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

         Our security holders or their pledgees or donees may sell our securities pursuant to this prospectus. If our security holders or their pledgees or donees sell our securities pursuant to this prospectus, a prospectus supplement will set forth information required by the SEC rules and regulations regarding the selling holders. These transactions may involve transfer of the securities upon exercise or settlement of put or call options, or delivery of the securities to replace securities that were previously borrowed from another security holder or a combination of such methods. Selling security holders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule.

         Because selling security holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act.

         Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

         CERTAIN PERSONS PARTICIPATING IN AN OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES, INCLUDING STABILIZING AND SYNDICATE COVERING TRANSACTIONS AND THE IMPOSITION OF A PENALTY BID. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE THE INFORMATION UNDER THE HEADING "UNDERWRITING" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy this information at the following locations of the SEC:

 Public Reference Room       Seven World Trade Center        Citicorp Center
       Room 1024                    Suite 1300           500 West Madison Street
 450 Fifth Street, N.W.      New York, New York 10048          Suite 1400
 Washington, D.C. 20549                                  Chicago, Illinois 60661

         You may obtain information on the operation of the Public Reference Rooms by calling the SEC at (800) SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is www.sec.gov.

         In addition, our common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. This prospectus includes by reference the documents listed below that we have previously filed with the
SEC:

         a. Our Annual Report on Form 10-K for the year ended June 30, 2000, filed on September 28, 2000;

         b. Our Current Reports on Form 8-K filed on August 2, 2000, October 18, 2000 and October 27, 2000;

         c. The description of our common stock contained in our Registration Statement on Form 8-B (No. 001-08703), filed April 13, 1987, and any amendments or reports filed for the purpose of updating that description; and

         d. The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A (No. 001-08703), filed November 19, 1998, and any amendments or reports filed for the purpose of updating that description.

         We also incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date of the closing of each offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing such documents.

         Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. You should read the registration statement for further information about us and our common stock. You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

                               Corporate Secretary
                           Western Digital Corporation
                            8105 Irvine Center Drive
                            Irvine, California 92618
                                 (949) 932-5000

         You should rely only on the information contained in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, and each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

                                  LEGAL MATTERS

         The validity of the securities covered by this prospectus will be passed upon by Gibson, Dunn & Crutcher LLP, Irvine, California.

                                     EXPERTS

         The consolidated financial statements and financial statement schedule of Western Digital Corporation and subsidiaries as of July 3, 1999 and June 30, 2000, and for each of the years in the three-year period ended June 30, 2000, have been incorporated by reference in this prospectus and in the registration statement, of which this prospectus forms a part, in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ----------------



                                  $200,000,000




                                [WESTERN DIGITAL]




                                  COMMON STOCK
                                  AND WARRANTS


                                ----------------

                                   PROSPECTUS

                                ----------------



                              _____________, 2000


================================================================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby. All amounts are estimated except the SEC registration fee.

         SEC Registration Fee......................................  $52,800
         Printing Expenses.........................................   10,000
         Legal Fees and Expenses...................................   25,000
         Accounting Fees and Expenses..............................    3,500
         Miscellaneous.............................................    5,000
                                                                     -------
                        Total......................................  $96,300
                                                                     =======

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         We are a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under
Section 145.

         As permitted by Section 102(b)(7) of the DGCL our certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating the law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

         Our bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law. We may, from time to time, enter into indemnity agreements with each of our directors and officers requiring that we pay on behalf of each director and officer party thereto any amount that he or she is or becomes legally obligated to pay because of any claim or claims made against him or her because of any act or omission or neglect or breach of duty including any actual or alleged error or misstatement or misleading statement, which he or she commits or suffers while acting in his or her capacity as a director and/or officer of Western Digital and solely because of his or her being a director and/or officer. Under the DGCL, absent such an indemnity agreement, indemnification of a director or officer is discretionary rather than mandatory, except in the case of a proceeding in which a director or officer is successful on the merits. Consistent with our bylaw provision on the subject, the indemnity agreements require us to make prompt payment of defense and investigation costs and expenses at the request of the director or officer in advance of indemnification, provided that the recipient undertakes to repay the amounts if it is ultimately determined that he or she is not entitled to indemnification for such expense and provided further that such advance shall not be made if it is determined that the director or officer acted in bad faith or deliberately breached his or her duty to Western Digital or its stockholders and, as a result, it is more likely than not that it will ultimately be determined that he or she is not entitled to indemnification under the terms of the indemnity agreement. The indemnity agreements make the advance of litigation expenses mandatory absent a special determination to the contrary. Under the DGCL absent such an indemnity agreement, such advance would be discretionary. Under the indemnity agreement, we would not be required to pay or reimburse the director or officer for his or her expenses in seeking indemnification recovery against us. By the terms of the indemnity agreement, its benefits are not available if the director or officer has other indemnification or insurance coverage for the subject claim or, with respect to the matters giving rise to the claim, the director or officer:

         (1) received a personal benefit,

         (2) violated Section 16(b) of the Exchange Act or analogous provisions of law, or

         (3) committed enumerated acts of dishonesty.

         Absent the indemnity agreement, indemnification that might be made available to directors and officers could be changed by amendments to our certificate of incorporation or bylaws.

         Our directors' liability insurance policy insures our directors and officers against the cost of defense, settlement or payment of a judgment under circumstances stated in the policy.

ITEM 16. EXHIBITS

         The following exhibits are filed herewith or incorporated by reference:

 EXHIBIT
 NUMBER                   DESCRIPTION OF EXHIBIT
 -------                  ----------------------

   1.1         Form of Underwriting Agreement*

   4.1 Certificate of Agreement of Merger, incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-3 (No. 33-54968), filed on January 26, 1993.

   4.2 Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.4.1 to our Quarterly Report on Form 10-Q, filed May 9, 1997.

   4.3 Bylaws of Western Digital Corporation, incorporated by reference to Exhibit 3.2.2 of our Quarterly Report on Form 10-Q, filed on November 16, 1999.

   4.4 Form of Common Stock Certificate, incorporated by reference to our Registration Statement on Form 8-B (No. 001-08703), filed April 13, 1987.

   4.5 Rights Agreement between Western Digital Corporation and American Stock Transfer and Trust Company, as Rights Agent, dated as of October 15, 1998, which includes as Exhibit B thereto the Form of Rights Certificate to be distributed to holders of Rights after the Distribution Date (as that term is defined in the Rights Agreement), incorporated by reference to our Form 8-A (No. 001-08703), filed on November 19, 1998.

 EXHIBIT
 NUMBER                   DESCRIPTION OF EXHIBIT
 -------                  ----------------------

   4.6 Amendment to Rights Agreement between the Company and American Stock Transfer and Trust Company dated September 30, 1999, incorporated by reference to Exhibit 4.1.2 to our Annual Report on Form 10-K, filed September 28, 2000.

   4.7         Form of Warrant Agreement*

   4.8         Form of Warrant*

   5.1         Opinion of Gibson, Dunn & Crutcher LLP.

  23.1         Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

  23.2         Consent of KPMG LLP, independent auditors.

  24.1 Power of Attorney (included on signature page of this Registration Statement).
-----------------------

* To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to
                            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on October 31, 2000.


                                            WESTERN DIGITAL CORPORATION

                                            By: /s/ Michael A. Cornelius
                                                --------------------------------
                                                    Michael A. Cornelius
                                                    Vice President, Law and
                                                    Administration and Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Matthew E. Massengill and Michael A. Cornelius, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement hereafter filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 31, 2000.


             SIGNATURE                                                    TITLE
             ---------                                                    -----
     /s/ Matthew E. Massengill                       President and Chief Executive Officer (Principal
-------------------------------------                          Executive Officer) and director
         Matthew E. Massengill


     /s/ Teresa A. Hopp                                 Senior Vice President, and Chief Financial
-------------------------------------              Officer (Principal Financial and Accounting Officer)
         Teresa A. Hopp


                                                                  Chairman of the Board
-------------------------------------
         Thomas E. Pardun

     /s/ James A. Abrahamson                                            Director
-------------------------------------
         James A. Abrahamson

                                                                        Director
-------------------------------------
         Peter D. Behrendt

     /s/ I.M. Booth                                                     Director
-------------------------------------
         I.M. Booth

                                                                        Director
-------------------------------------
         Henry T. DeNero

     /s/ Andre R. Horn                                                  Director
-------------------------------------
         Andre R. Horn

                                                                        Director
-------------------------------------
         Anne O. Krueger

     /s/ Roger H. Moore                                                 Director
-------------------------------------
         Roger H. Moore

                                  EXHIBIT INDEX

 EXHIBIT
 NUMBER                   DESCRIPTION OF EXHIBIT
 -------                  ----------------------

   1.1         Form of Underwriting Agreement*

   4.1 Certificate of Agreement of Merger, incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-3 (No. 33-54968), filed on January 26, 1993.

   4.2 Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.4.1 to our Quarterly Report on Form 10-Q, filed May 9, 1997.

   4.3 Bylaws of Western Digital Corporation, incorporated by reference to Exhibit 3.2.2 of our Quarterly Report on Form 10-Q, filed on November 16, 1999.

   4.4 Form of Common Stock Certificate, incorporated by reference to our Registration Statement on Form 8-B (No. 001-08703), filed April 13, 1987.

   4.5 Rights Agreement between Western Digital Corporation and American Stock Transfer and Trust Company, as Rights Agent, dated as of October 15, 1998, which includes as Exhibit B thereto the Form of Rights Certificate to be distributed to holders of Rights after the Distribution Date (as that term is defined in the Rights Agreement), incorporated by reference to our Form 8-A (No. 001-08703), filed on November 19, 1998.

   4.6 Amendment to Rights Agreement between the Company and American Stock Transfer and Trust Company dated September 30, 1999, incorporated by reference to Exhibit 4.1.2 to our Annual Report on Form 10-K, filed September 28, 2000.

   4.7         Form of Warrant Agreement*

   4.8         Form of Warrant*

   5.1         Opinion of Gibson, Dunn & Crutcher LLP.

  23.1         Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

  23.2         Consent of KPMG LLP, independent auditors.

  24.1 Power of Attorney (included on signature page of this Registration Statement).
-----------------------

* To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.